Exhibit 99.38

VOTING PROXY AGREEMENT

August 5, 2025

This Voting Proxy Agreement (this “Agreement”), dated as of August 5, 2025, is made by and among Pershing Square Holdco, L.P., a Delaware limited partnership (“Holdco”), Pershing Square Capital Management, L.P., a Delaware limited partnership (“PSCM”), Pershing Square Holdings, Ltd., a limited company organized under the laws of Guernsey (“PSH”), Pershing Square International, Ltd., a limited company organized under the laws of the Cayman Islands (“PSIL”), and Pershing Square, L.P., a limited partnership organized under the laws of Delaware (“PSLP”, and together with PSH and PSIL, the “PS Funds”).  Holdco, PSCM, and the PS Funds are collectively referred to as the “Parties” and individually as a “Party”.  Capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to them in that certain Share Purchase Agreement, dated May 5, 2025 (the “Share Purchase Agreement”), by and between Holdco and Howard Hughes Holdings Inc. (“HHH”).

WHEREAS, as of the date hereof, each PS Fund is a holder of common stock, par value $0.01 per share, of HHH (the “Common Stock”);

WHEREAS, in connection with the transactions contemplated by the Share Purchase Agreement, pursuant to which Holdco purchased Common Stock, and the amendments to the respective investment management agreements between PSCM and each of the PS Funds entered into concurrently herewith (collectively, the “Related Transactions”), the Parties desire to address certain matters related to the voting of the Common Stock; and

WHEREAS, each Party has received prior to the date hereof the requisite approval from its applicable governing body to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.          Proxy and Power of Attorney. Subject to any limitations imposed by applicable law, until termination in accordance with Section 2 hereof, each PS Fund hereby constitutes and appoints Holdco (and any officer(s) of Holdco designated as proxy or proxies by Holdco) with full power of substitution and resubstitution, as its true and lawful proxy and attorney-in-fact, to vote all Common Stock that such PS Fund holds now or in the future (the “Subject Shares”) (i) at any meeting (and any adjournment or postponement thereof) of HHH’s shareholders, (ii) in connection with any written consent of HHH’s shareholders and (iii) on any other matter in which such PS Fund has the right to vote, consent or approve pursuant to applicable law, the Amended and Restated Certificate of Incorporation of HHH, adopted as of August 11, 2023 (as amended from time to time, the “Charter”) and the Amended and Restated Bylaws of HHH, adopted as of August 11, 2023 (as amended from time to time, the “Bylaws”, and together with the Charter, the “Governing Documents”).

2.          Term and Termination.  The term of the proxy and power of attorney granted herein (the “Proxy”) shall commence as of the date hereof and shall terminate:

(a)          with respect to any Subject Share, automatically upon such Subject Share ceasing to be owned by a PS Fund;

(b)          with respect to any PS Fund, upon written notice by Holdco to such PS Fund; or

(c)          with respect to any PS Fund, upon written notice by such PS Fund to Holdco given no less than twelve months after termination by such PS Fund of the applicable investment management agreement by and between such PS Fund and PSCM.

It is expressly understood and agreed that the Proxy is granted to Holdco in connection with the Related Transactions, is coupled with an interest and is revocable only by termination pursuant to the terms of this Section 2.

3.          Fiduciary Duty.  Nothing in this Agreement shall relieve PSCM, as investment adviser to each PS Fund, of its fiduciary duties owed to the PS Funds under the Investment Advisers Act of 1940, or otherwise restrict any PS Fund from disposing or transferring the Common Stock it holds (including, for the avoidance of doubt, a full disposition of Common Stock that would result in a termination of the Proxy with respect to such PS Fund).

4.          Further Assurances.  Subject to the terms and conditions set forth herein, each Party will take all reasonable actions and make all reasonable efforts, and will execute and deliver all such further documents, certificates and instruments, including those that may be required by the Governing Documents, in order to effectuate the Proxy.

5.          Assignment; Successors and Assigns.  This Agreement shall not be assignable by Holdco, by operation of law or otherwise, without the consent of PSCM and the PS Funds (such consent not to be unreasonably withheld, conditioned, or delayed); provided, that nothing herein shall prohibit the assignment and assumption of this Agreement by Holdco to its successors (including as a result of the conversion of Holdco from a partnership to a corporation or the conversion or domestication from Delaware to another jurisdiction).  This Agreement shall not be assignable by PSCM or the PS Funds, by operation of law or otherwise, without Holdco’s consent.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the Parties.

6.          Amendments; Waivers.  No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed by the Parties.

7.          Severability.  Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof.  To the extent permitted by applicable law, the Parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.  The Parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

8.          Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.  EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, ANY STATE OR FEDERAL COURT LOCATED IN DELAWARE AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

9.          Certain Remedies.  The Parties agree that irreparable damage would occur in the event that any provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that each of the Parties shall be entitled to an injunction or injunctions (without necessity of proving damages or posting a bond or other security) to prevent breaches of this Agreement, and to enforce specifically the terms and provisions of this Agreement, in addition to any other applicable remedies at law or equity.

10.        Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTIONS, SUITS, DEMAND LETTERS, JUDICIAL, ADMINISTRATIVE OR REGULATORY PROCEEDINGS, OR HEARINGS, NOTICES OF VIOLATION OR INVESTIGATIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (B) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.

11.        Counterparts. For the convenience of the Parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by email and such emails will be deemed as sufficient as if actual signature pages had been delivered.

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IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

PERSHING SQUARE HOLDCO, L.P.

By:	/s/ William A Ackman
	Name:	William A. Ackman
	Title:	CEO

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

By:	/s/ William A Ackman
	Name:	William A. Ackman
	Title:	CEO

PERSHING SQUARE HOLDINGS, LTD.

By:	/s/ Andrew Henton
	Name:	Andrew Henton
	Title:	Director

PERSHING SQUARE INTERNATIONAL, LTD.

By:	/s/ Martin Lang
	Name:	Martin Lang
	Title:	Director

PERSHING SQUARE, L.P.
By: Pershing Square GP, LLC, its General Partner

By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Managing Member

[Signature Page to Voting Proxy Agreement]